Exhibit 21

SUBSIDIARIES OF SERVICEMASTER GLOBAL HOLDINGS, INC.

As of December 31, 2019, ServiceMaster had the following material subsidiaries:

Subsidiary	State or Country of Incorporation or Organization
AmeriSpec L.L.C.	Delaware
Bruce-Terminix Company, Inc.	Tennessee
CDRSVM Holding, LLC.	Delaware
CDRSVM Investment Holding, LLC.	Delaware
Compania de Servicios e Inversiones SVM Honduras, S. de R.L.	Honduras
Compania de Servicios SVM Olympus, S. de R.L.	Honduras
Compania de Servicios SVM Progressive, S. de R.L.	Honduras
Compania de Servicios SVM Technicians, S. de R.L.	Honduras
Compania de Servicios SVM Vanguard, S. de R.L.	Honduras
Control Vifer, S.A. de C.V	Mexico
Copesan Services, Inc.	Wisconsin
Copesan Canada Services, Inc.	Canada
Copesan International Support Center, LLC	Wisconsin
FM Medic LLC	Delaware
Furniture Medic Limited Partnership	Delaware
Gregory Pest Control, LLC	South Carolina
Merry Maids Limited Partnership	Delaware
MM Maids L.L.C.	Delaware
Multi-Family Pest Control, LLC	South Carolina
Nomor Holding AB	Sweden
Nomor AB	Sweden
Pelias Norsk Skadedyrkontroll AS	Norway
Pest Pulse Limited	Ireland
Pest Pulse UK Limited	United Kingdom
Personal Profesional de Pesticidas, S.A. de C.V.	Mexico
Ramac (US) L.L.C.	Delaware
ServiceMaster Acceptance Corporation	Delaware
ServiceMaster Brands L.L.C.	Vermont
ServiceMaster BSC L.L.C.	Delaware
ServiceMaster Commercial Solutions L.L.C.	Delaware
ServiceMaster Consumer Services Limited Partnership	Delaware
ServiceMaster Foundation	Tennessee
ServiceMaster Gift L.L.C.	Florida
ServiceMaster International Holdings, Inc	Delaware
ServiceMaster Limited	United Kingdom
ServiceMaster Management Corporation	Delaware
ServiceMaster of Canada Limited	Canada
ServiceMaster Pacific Rim Expansion L.L.C.	Delaware
ServiceMaster Receivables Company LLC	Delaware
ServiceMaster Residential/Commercial Services Limited Partnership	Delaware
ServiceMaster We Serve Fund Inc.	Delaware
Servicos Depec, S.L.	Spain
Servicios de Plagas Terminix, S.A. de C.V.	Mexico
Shanghai Terminix Management Company Ltd	China
SM Clean L.L.C.	Delaware
SMCS Holdco II, Inc.	Delaware
Steward Insurance Company .	Tennessee
SVM Finance Luxembourg 1 s.a.r.l.	Luxembourg
SVM Finance Luxembourg 2 s.a.r.l.	Luxembourg
SVM Honduran Service and Investments Company, LLC	Delaware
SVM International Services Ltd.	United Kingdom
SVM Nomor AB	Sweden
SVM Olympus Service Company, LLC	Delaware
SVM Progressive Service Company, LLC	Delaware

SVM Services Canada, Ltd.	Canada
SVM Services (Singapore) Pte. Ltd.	Singapore
SVM Technicians Service Company, LLC	Delaware
SVM Vanguard Service Company, LLC	Delaware
Terminix International, Inc.	Delaware
Terminix International, S.A. de C.V.	Mexico
Terminix International USVI, LLC	Virgin Islands
*Terminix SIS India Private Limited	India
Terminix U.K. Limited	United Kingdom
The ServiceMaster Acceptance Company Limited Partnership	Delaware
The ServiceMaster Company, LLC	Delaware
The ServiceMaster Foundation	Illinois
The Terminix International Company Limited Partnership	Delaware
W.B. McCloud & Company, Inc.	Delaware
WK Real Estate, LLC	Wisconsin
Wil-Kil Pest Control, Inc.	California

*Additional partnership interests are owned by unaffiliated third parties.